QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

PRIVATE PLACEMENT PURCHASE AGREEMENT

        THIS PRIVATE PLACEMENT PURCHASE AGREEMENT (this "Agreement") made as of this 9th day of August, 2006 between INFORMATION SERVICES GROUP, INC., a Delaware corporation (the "Company"), and OENOKE PARTNERS, LLC, a Delaware limited liability company (the "Purchaser").

        WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the "Placement") an aggregate of (i) 375,000 units (the "Placement Units"), each of which consists of one share of common stock of the Company (the "Common Stock") and one warrant to purchase a share of Common Stock (the "Warrants"), which Placement Units will be substantially identical to the units being issued to the public (the "IPO") pursuant to the terms and conditions set forth in the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") and (ii) 2,000,000 Warrants (sold separately and not in combination with the Common Stock in the form of the Placement Units) (the "Placement Warrants"), which Placement Warrants will be substantially identical to the Warrants forming part of the units the units being issued in the IPO, except that, with respect to clause (i) and (ii), (x) the Placement Units, the underlying shares of Common Stock and Warrants forming the Placement Units and the Placement Warrants will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and (y) the Placement Warrants and the Warrants forming part of the Placement Units will not be subject to redemption; and

        WHEREAS, the Placement Warrants and the Warrants forming part of the Placement Units will be governed by the Warrant Agreement, and the Placement Warrants and Placement Units will be entitled to the benefits of a Registration Rights Agreement, each of which will be filed as an exhibit to the Registration Statement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

  1.
  PURCHASE OF UNITS. The Purchaser hereby agrees, directly or through its nominees, to purchase 375,000 Placement Units at a purchase price of $8.00 per Placement Unit for an aggregate purchase price of $3,000,000 (the "Unit Purchase Price").

  2.
  PURCHASE OF WARRANTS. The Purchaser hereby agrees, directly or through its nominees, to purchase 2,000,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant for an aggregate purchase price of $2,000,000 (the "Warrant Purchase Price" and, together with the Unit Purchase Price, the "Purchase Price").

  3.
  CLOSING. The closing of the purchase and sale of the Placement Units and Placement Warrants (the "Closing") will take place at such time and place as the parties may agree (the "Closing Date"), but will in no event be later than the date on which the SEC declares the Registration Statement effective (the "Effective Date"). On the Effective Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the "Trust Account"). The certificates for the Common Stock, and the Warrants forming part of the Placement Units and the Placement Warrants shall be delivered to the Escrow Agent, to be defined in the Stock Escrow Agreement to be filed as an exhibit to the Registration Statement, promptly after the closing of the IPO.

  4.
  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

  a.
  The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

    b.
    The Placement Units and Placement Warrants are being acquired for the Purchaser's own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

    c.
    The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

  5.
  WAIVER OF CLAIMS; INDEMNIFICATION. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Deutsche Bank Securities Inc. ("DB") with respect to its purchase of the Placement Units and Placement Warrants, and the Purchaser agrees to indemnify and hold the Company, DB and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, DB or such other underwriters by the Purchaser of the Placement Units and Placement Warrants or its transferees, heirs, assigns or any subsequent holders of the Placement Units or Placement Warrants in respect of the transactions contemplated hereby.

  6.
  VOTING OF SHARES; WAIVER OF CONVERSION RIGHTS; LOCK-UP. In connection with the vote required to consummate a Business Combination (as defined in the Company's Certificate of Incorporation), the Purchaser shall vote the shares of Common Stock purchased hereby in accordance with the majority of the shares of Common Stock voted by the Company's public stockholders, and therefore waives any conversion rights it might have with respect to such shares. Purchaser hereby waives any right to receive distributions with respect to the shares of Common Stock purchased hereby upon the liquidation of the Trust Account, or as part of the Company's plan of dissolution and distribution in the event the Company fails to consummate such Business Combination by the Termination Date (as defined in the Company's Certificate of Incorporation). In the event that the Company fails to consummate a Business Combination by the Termination Date, the Purchaser shall vote the shares of Common Stock purchased hereby in favor of any plan of dissolution and liquidation recommended by the Company's board of directors. The Placement Units and Placement Warrants will be subject to a lock-up as referred to in the Registration Statement. Subject to certain limited exceptions to be set forth therein, the Placement Units and Placement Warrants will not be transferable until the closing of a Business Combination.

  7.
  WAIVER OF CLAIMS AGAINST TRUST ACCOUNT. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of Common Stock acquired by the Purchaser pursuant to this Agreement ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, other than with respect to any shares of Common Stock purchased in the IPO or in the aftermarket held directly or indirectly by it.

  8.
  REGISTRATION RIGHTS. Purchaser (and its assignees and transferees) shall be granted certain registration rights pursuant to a Registration Rights Agreement reasonably acceptable to the Purchaser and the Company. If the Company does not complete a Business Combination, or if the Company is unable to deliver registered shares of Common Stock to the Purchaser pursuant to the Registration Rights Agreement upon exercise of the Warrants during the exercise period therefor, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

  9.
  COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

  10.
  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

[signatures on following page]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INFORMATION SERVICES GROUP, INC.
By:	/s/ MICHAEL CONNORS Name: Michael Connors Title: Chief Executive Officer
OENOKE PARTNERS, LLC
By:	/s/ MICHAEL CONNORS Name: Michael Connors Title: Managing Member

QuickLinks

PRIVATE PLACEMENT PURCHASE AGREEMENT